                ASSET CONTRIBUTION AND REORGANIZATION AGREEMENT

                 THIS ASSET CONTRIBUTION AND REORGANIZATION AGREEMENT (this "Agreement") is made and entered into June __, 1997, by and among SAXTON INCORPORATED, a Nevada corporation (the "Company"), and the persons listed on Exhibit A attached hereto (such persons shall be referred to herein collectively as "Sellers" and each such person shall be referred to herein individually as a "Seller").

                                    RECITALS

         A. The Company has filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, for the purpose of making an initial public offering of its common stock.

         B. The Company and its underwriters believe that it is in the best interests of the Company to expand the business of the Company by having such business include various properties developed by the Company and currently controlled or owned, directly or indirectly, by the principal stockholders of the Company.

         C. Sellers are the principal stockholders of the Company and desire to facilitate the Company consummating its initial public offering on the most favorable basis.

         D. Sellers own the interests in the partnerships described in Exhibit A attached hereto (each such partnership is sometimes referred to hereinafter as a "Partnership" and collectively as the "Partnerships"), which Partnerships collectively in turn own, directly or indirectly, the operating properties, properties under development and land listed on Exhibit A attached hereto (collectively, the "Properties") and more particularly described in Exhibits B-1 and B-2 attached hereto.

         E. James C. Saxton ("JCS"), one of the Sellers, transferred to the Company its member interest in Nevada Housing Opportunities, LLC ("NHO"), a Nevada limited liability company which is a general partner in the partnerships identified in Exhibit C attached hereto as of June __, 1997. In addition JCS owns a general partner interest in East Freemont Group Limited Partnership, a Nevada limited partnership ("East Freemont"). The partnerships identified in Exhibit C and East Freemont are each sometimes referred to herein as a "TCP" and collectively as the "TCPs." The TCPs collectively in turn own the apartment projects listed on Exhibit D attached hereto (collectively, the "Tax Credit Projects"). (The member interest of Company in NHO is referred to herein as the "NHO Interest" and the general partner interest of JCS in East Freemont is referred to herein as the "East Freemont Interest.")

         F. Each Seller desires to, and the Company desires each Seller to, transfer and assign to the Company, all of such Seller's right, title and interest, as general or limited partner, as the case may be, in and to such Partnerships, and all of JCS's right, title and interest in the NHO Interest and the East Freemont Interest, on the terms and subject to the conditions set forth herein.

         G. The Sellers are indebted to the Company and the Company is indebted to such Sellers in the amounts set forth on Exhibit E hereto.

         H. Each Seller and the Company desire to satisfy their respective indebtedness to each other on the terms and subject to the conditions set forth herein.

                               TERMS OF AGREEMENT

                                   SECTION 1

                                  DEFINITIONS

         The following capitalized terms not otherwise defined herein shall have the following meanings herein:

         Assignment. "Assignment" shall mean the Assignment and Assumption Agreements for the transfer of Seller's right, title, and interest, as general or limited partner, as the case may be, in the Partnership Interests, and in the NHO Interest and the East Freemont Interest and the Company's assumption of the obligations in connection with such transfers, in the forms of Exhibits F-1, F-2 and F-3, respectively, and attached hereto.

         Closing. "Closing" shall mean the date and time at which (i) all the conditions to (a) the assignment of the Partnership Interests, the NHO Interest and the East Freemont Interest, and (b) the satisfaction of the indebtedness between the Sellers and the Company have been fully performed and satisfied or waived pursuant to this Agreement and (ii) the Title Company is committed to issue the Title Policies.

         Closing Date. "Closing Date" shall mean the date on which the Closing occurs.

         Common Stock. "Common Stock" shall mean the common stock, $.001 par value per share, of the Company.

         Company. "Company" shall have the meaning set forth in the first paragraph of this Agreement.

         Company Loans. "Company Loans" shall mean the indebtedness of the Company to the Sellers as set forth in Exhibit E attached hereto.

         Development Properties. "Development Properties" shall mean the Properties listed on Exhibit B-2 attached hereto.

         DJS.  "DJS" shall mean Dorothy J. Saxton.

         East Freemont Interest. "East Freemont Interest" shall have the meaning ascribed to it in the Recitals.

         Governmental Authority. "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including without limitation, any government and any authority, agency, department, board, commission or instrumentality thereof, and any tribunal or arbitrator of competent jurisdiction.

         JCS.  "JCS" shall have the meaning ascribed to it in the Recitals.


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
         JCS II.  "JCS II" shall mean James C. Saxton II.

         JCS Partnership. "JCS Partnership" shall mean a Partnership of which JCS is, directly or indirectly, a general partner and of which the Company is not a general partner. For purposes of this Agreement, and in accordance with the foregoing definition, the JCS Partnerships are R&D Properties and SNIC II.

         JCS Property. "JCS Property" shall mean a Property owned by a JCS Partnership.

         LAS.  "LAS" shall mean Lee-Ann Saxton.

         Land. "Land" shall mean the Properties listed on Exhibit B-3 attached hereto.

         MSP.  "MSP" shall mean Michele Saxton-Pori.

         NHO.  "NHO" shall have the meaning ascribed to it in the Recitals.

         NHO Interest. "NHO Interest" shall have the meaning ascribed to it in the Recitals.

         Operating Properties. "Operating Properties" shall mean those properties described on Exhibit B -1 attached hereto.

         Outside Closing Date. "Outside Closing Date" shall mean September 30,1997, unless extended by agreement of all parties hereto.

         Partnership and Partnerships. "Partnership" and "Partnerships" shall have the meanings ascribed to them in the Recitals.

         Partnership Interests. "Partnership Interests" shall mean the limited or general partner interest, as the case may be, of each Seller in each Partnership, including without limitation all of such Seller's interest in the capital, profits and losses of the Partnership or any cash or property distributable therefrom.

         Property and Properties. "Property" and "Properties" shall have the meanings ascribed to them in the Recitals.

         Public Offering. "Public Offering" shall mean the registered public offering of the Company's Common Stock pursuant to Registration Statement in the form in which it is declared effective.

         Registration Statement. "Registration Statement" shall mean the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission, Registration No. 333-23927, as amended from time to time.

         Scrip. "Scrip" shall mean bearer scrip certificates representing fractional shares of Common Stock and exchangeable into shares of Common Stock as provided therein.

         Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

         Seller. "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

         Stockholder Loans. "Stockholder Loans" shall mean the indebtedness of Sellers to the Company as set forth on Exhibit E hereto.

         Subordinated Dividend Notes. "Subordinated Dividend Notes" shall mean the noninterest bearing notes of the Company issued to the Sellers and more fully described in Note 12 to the Company's Combined Financial Statements at December 31, 1996 and March 31, 1997 and for the periods then ended.

         Tax Credit Projects. "Tax Credit Projects" shall have the meaning ascribed to it in the Recitals.

         TCP and TCPs. "TCP" and "TCPs" shall have the meanings ascribed to them in the Recitals.

         Third Party Interests. "Third Party Interests" shall mean the interests in the Partnerships owned by persons or entities other than the Sellers as listed on Exhibit G hereto.

         Title Company.  "Title Company" shall mean United Title of Nevada.

         Title Escrow.  "Title Escrow" shall have the meaning set forth in
Section 7.2 hereof.

         Title Policies.  "Title Policies" shall have the meaning set forth in
Section 5.5 hereof.

         Warrant. "Warrant" shall mean the right to purchase shares of Common Stock pursuant to the terms of a Warrant agreement in substantially the form of Exhibit H attached hereto.

                                   SECTION 2

                          DESCRIPTION OF TRANSACTIONS

       2 .1      CONTRIBUTION OF INTERESTS IN PARTNERSHIPS AND NHO AND EAST
FREEMONT INTERESTS. At the closing of the transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement, (i) the Company shall accept from each Seller, and each Seller shall assign, transfer, convey and deliver to the Company, absolutely and unconditionally, the Partnership Interests owned by each such Seller, and (ii) the Company shall accept from JCS, the NHO Interest as provided by the Assignment and Assumption attached hereto as Exhibit F-2. In addition, if the Company receives the SPE Consent as provided by Section 2.1.1. below, then subject to the terms and conditions of this Agreement the Company shall accept from JCS and JCS shall assign, transfer, convey and deliver to the Company, absolutely and unconditionally, the East Freemont Interests. Each conveyance to the Company contemplated by this Agreement shall constitute a capital contribution by the respective Seller to the Company and the Sellers shall receive no additional consideration therefor.

                 2.1.1 SPE CONSENT. The contribution of JCS's general partner interest in the TCP which owns Saratoga Palms East I is subject to the receipt of the consent of the mortgage lender (the "SPE Consent") on that Tax Credit Project. Until the SPE Consent is received, JCS will contribute to the Company an amount equal to all distributions he receives in respect of his general partner interest.

       2.2 SATISFACTION OF ALL OUTSTANDING INDEBTEDNESS BETWEEN THE COMPANY AND THE SELLERS. At the closing of the transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement, all Company Loans all Stockholder Loans, all outstanding Subordinated Dividend Notes and all other indebtedness from the Company to JCS, shall be satisfied in full as more fully described below:

                 2.2.1 JCS. At the Closing, the Company will satisfy its obligations to JCS under the Subordinated Dividend Notes and JCS will satisfy its obligations to the Company with respect to his Stockholder Loans as follows: (i) JCS will offset $267,934.76 of principal amount of Subordinated Dividend Notes against the $267,934.76 outstanding balance of his Stockholder Loans; (ii) the Company will issue to JCS an aggregate of 134,489 shares of Common Stock and Scrip for 0.6 share of Common Stock in satisfaction of $1,277,651.20 of principal amount of Subordinated Dividend Notes; (iii) the Company will issue to JCS Warrants to purchase an aggregate of 140,000 shares of Common Stock in satisfaction of $350,000 of principal amount of Subordinated Dividend Notes; and (iv) the Company will repay in cash to JCS the $931,308.74 principal balance of Subordinated Dividend Notes.

                 2.2.2 DJS. At the Closing, the Company will satisfy its obligations to DJS under the Subordinated Dividend Notes as follows: (i) The Company will issue to DJS an aggregate of 134,489 shares of Common Stock and Scrip for 0.6 share of Common Stock in satisfaction of $1,277,651.20 of principal amount of Subordinated Dividend Notes; (ii) the Company will issue to DJS Warrants to purchase an aggregate of 140,000 shares of Common Stock in satisfaction of $350,000 of principal amount of Subordinated Dividend Notes;
(iii) the Company will repay in cash to DJS the $1,199,243.50 principal balance of Subordinated Dividend Notes.

                 2.2.3 MSP. At the Closing, the Company will satisfy its obligations to MSP under the Subordinated Dividend Notes and MSP will satisfy its obligations to the Company with respect to her Stockholder Loans as follows: (i) MSP will offset $162,202.92 of principal amount of Subordinated Dividend Notes against the $162,202.92 outstanding balance of her Stockholder Loans; (ii) the Company will issue to MSP an aggregate of 38,426 shares of Common Stock in satisfaction of $365,043.20 of principal amount of Subordinated Dividend Notes; (iii) the Company will issue to MSP Warrants to purchase an aggregate of 40,000 shares of Common Stock in satisfaction of $100,000 of principal amount of Subordinated Dividend Notes; and (iv) the Company will repay in cash to MSP the $180,458.08 principal balance of Subordinated Dividend Notes.

                 2.2.4 LAS. At the Closing, the Company will satisfy its obligations to LAS under the Subordinated Dividend Notes and LAS will satisfy its obligations to the Company with respect to her Stockholder Loans as follows: (i) LAS will offset $159,179.60 of principal amount of Subordinated Dividend Notes against the $159,179.60 outstanding balance of her Stockholder Loans; (ii) the Company will issue to LAS an aggregate of 38,426 shares of Common Stock in satisfaction of $365,043.20 of principal amount of Subordinated Dividend Notes; (iii) the Company will issue to LAS Warrants to purchase an aggregate of 40,000 shares of Common Stock in satisfaction of $100,000 of principal amount of Subordinated Dividend Notes; and (iv) the Company will repay in cash to LAS the $183,461.40 principal balance of Subordinated Dividend Notes.

                 2.2.5 JCSII. At the Closing, the Company will satisfy its obligations to JCSII under the Subordinated Dividend Notes and JCSII will satisfy its obligations to the Company with respect to his Stockholder Loans as follows: (i) JCSII will offset $137,903.30 of principal amount of Subordinated Dividend Notes against the $137,903.30 outstanding balance of his Stockholder Loans; (ii) the Company will issue to JCSII an aggregate of 38,426 shares of Common Stock in satisfaction of $365,043.20 of principal amount of Subordinated Dividend Notes; (iii) the Company will issue to JCSII Warrants to purchase an aggregate of 40,000 shares of Common Stock in satisfaction of $100,000 of principal amount of Subordinated Dividend Notes; and(iv) the Company will repay in cash to JCSII the $204,737.80 principal balance of Subordinated Dividend Notes.

                 2.2.6 OTHER INDEBTEDNESS. At the Closing, the Company shall pay to JCS $695,443.00, representing the full principal balance of the loan in like amount which he made to the Company. Notwithstanding the foregoing, the Company shall assume all outstanding indebtedness of the Sellers to any third party lender with respect to the Properties and the tax credit projects.

                 2.2.7 ASSUMPTION OF INDEBTEDNESS. The Company agrees to assume as of the Closing all outstanding indebtedness of the Seller to any lender which is secured by any of the Properties.

                                   SECTION 3

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY TO EACH SELLER. The Company hereby represents and warrants to and covenants with each Seller as follows:

                 3.1.1 DUE ORGANIZATION. The Company is duly organized and validly existing as a corporation in good standing under the laws of the state of Nevada and has the power to own all of its properties and assets and to carry on its business as presently conducted.

                 3.1.2 AUTHORITY. The execution, delivery and performance of this Agreement and all agreements contemplated hereby have been duly and validly authorized by all necessary action of the Company and this Agreement and all agreements contemplated hereby are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         3.2 REPRESENTATIONS AND WARRANTIES OF EACH SELLER. Each Seller, severally and not jointly, represents and warrants to and covenants with the Company as set forth in this Section 3.2 below. Notwithstanding any other provision of this Agreement to the contrary, each Seller makes representations and warranties only with respect to such Seller and its Partnership Interests and, in addition, in the case of JCS, with respect to the NHO Interest and the East Freemont Interest.

                 3.2.1 AUTHORITY. Seller has the necessary power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

                 3.2.2 OWNERSHIP AND TITLE. Seller has good and marketable title to its Partnership Interests, Subordinated Dividend Notes and, in the case of JCS, the NHO Interest and the East Freemont Interest, free and clear of all liens, encumbrances, security interests, charges, options, rights and claims.

                 3.2.3 NON-FOREIGN PERSON. Seller is not a "foreign person" as such term is defined in Section 1445(f) of the Internal Revenue Code of 1986, as amended.

                 3.2.4 INVESTMENT INTENT. Seller is acquiring the shares of Common Stock and Warrants to be issued to such Seller pursuant to this Agreement for its own account for investment purposes only and not with a view to or for sale in connection with a distribution of such Common Stock or Warrants.

                 3.2.5 NEVADA RESIDENT. Seller is a bonafide resident of the State of Nevada and is not a temporary or transient resident of such State.

         3.3 ADDITIONAL REPRESENTATIONS OF JCS. In addition to his representations and warranties pursuant to Section 3.2 of this Agreement, JCS represents and warrants to and covenants with the Company as follows:

                 3.3.1 ABSENCE OF UNDISCLOSED LIABILITIES. Except for the liabilities set forth on Exhibit E and liabilities pertaining to environmental matters (which are subject to Section 3.6 below), no JCS Partnership has liabilities of any nature, whether matured or unmatured, fixed or contingent, regardless of whether disclosure thereof would otherwise be required by generally accepted accounting principles, which liabilities will remain liabilities after the Closing and which would have a material adverse effect on the business of the Company or the value of the JCS Property.

                 3.3.2 PARTNERSHIP INTERESTS. The partnership interests of the Sellers in the JCS Partnerships are validly issued and were not issued in violation of any pre-emptive rights. The partnership interests in the JCS Partnerships have been issued in compliance with applicable law and the applicable partnership agreement. There are no rights, subscriptions, warrants, options, conversion rights, pre-emptive rights or agreements of any kind outstanding to purchase or otherwise acquire the partnership interests of the Sellers in the JCS Partnerships.


                 3.3.3 PARTNERS. Exhibit J sets forth the names and partnership interests of all of the partners in each JCS Partnerships.

                 3.3.4 ACQUISITION AND TRANSFER OF ALL RIGHTS. Upon (i) consummation of the transactions contemplated by this Agreement, (ii) the acquisition of the Third Party Interests and (iii) the assignment of the Partnership Interests and in the case of JCS, the NHO Interest and the East Freemont Interest, to the Company, the Company shall own all right, title and interest in and to each Seller's interest, as general or limited partner, in and to the Partnerships, JCS's right, title and interest in the NHO Interest and the East Freemont Interest, and any and all right, title and interest in the Properties, the Tax Credit Projects and the JCS Property transferred in connection therewith.

                 3.3.5 TITLE. Each JCS Partnership has, and as of the Closing Date will have, good and insurable title in fee simple to the JCS Properties set forth on Exhibit J owned by it and good and valid title to all personal property owned by it which is material to the operation of such property. Each JCS Property and Tax Credit Project is free and clear of all liens, encumbrances, security interests, charges, adverse claims and other exceptions to title, except for leases and matters of record set forth on Exhibit K attached hereto.

                 3.3.6 ENVIRONMENT. There is no claim pending or threatened or, to the best knowledge of JCS, contemplated under any Environmental Law (as defined below) against any JCS Partnership which, if adversely determined, might be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole; there are no past or present actions or conditions, including without limitation the release of any Hazardous Material (as defined below) regulated under any Environmental Law, that are likely to form the basis of any such claim under existing law against any JCS Partnership which, if adversely determined, might be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole; there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would be reasonably likely, singly or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole; and there are no events, conditions, contingencies or occurrences of environmental nature that have resulted or would reasonably be expected to result in any material expenditure, impairment to development, operation or use of any JCS Property or to otherwise have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 JCS has provided copies to the Company or its counsel of all written reports of environmental studies, assessments, audits, tests or other investigations of the JCS Property in his or the JCS Partnership's possession, custody or control.

                 As used herein, "Hazardous Material" shall include, without limitation, any and all flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos, polychlorinated biphenyls ("PCBs"), petroleum products and by-products and substances defined or listed as "hazardous substances," "toxic substances," "hazardous waste," or "hazardous materials" in any federal, state or local Environmental Law. As used herein, "Environmental Law" shall mean all laws, regulations or ordinances of any federal, state or local Governmental Authority having or claiming jurisdiction over the Company, its subsidiaries or any of the real property referred to in the Prospectus that are designed to protect public health and the environment or regulate the handling of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.
Section 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.), and the Clear Air Act, as amended (42 U.S.C. Section 7401 et seq.), and any and all analogous federal, state or local laws.

                 3.3.7 CONSENT; APPROVAL. No consent, approval, authorization or order of any court or governmental agency or body or any other person or entity is required for the consummation by the Sellers of the transactions contemplated by this Agreement with respect to the JCS Partnerships or the TCP's except such consents, approvals, authorizations and orders as have, or at the Closing will have, been obtained.

                 3.3.8 NO BREACH, VIOLATION OR DEFAULT. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms or provisions of or constitute a default under any material indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which any JCS Partnership is a party or by which any of them or any of their properties is or may be bound, the partnership agreement or other organizational documents of the JCS Partnerships, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the JCS Partnerships or any of their properties or will result in the creation of a lien on any of their properties.

                                   SECTION 4

                            COVENANTS AND AGREEMENTS

       4.1 COVENANTS AND AGREEMENTS OF JCS. JCS covenants and agrees with and for the benefit of the Company as follows with respect to each JCS Property and Tax Credit Projects:

                 4.1.1 CONDUCT OF BUSINESS. From and after the date hereof, JCS shall conduct the business (including without limitation the maintenance and incurrence of capital expenditures) of the JCS Properties and Tax Credit Projects in the ordinary course, consistent with past practice and shall not:

                          (a)     Sell, transfer or encumber a JCS Property or
a Tax Credit Project or any portion of a JCS Property or a Tax Credit Project or an NHO or East Freemont Interest except (i) pursuant to a contract existing on the date hereof or (ii) with the prior written consent of the Company; or

                          (b)     Without the Company's prior written consent,
and except in the ordinary course of business, amend, modify or terminate or enter into any material agreements or other material instruments relating to a JCS Property or Tax Credit Project which agreements or instruments will remain an obligation with respect to such Property on or after Closing.

                 4.1.2 CONSENTS. JCS shall use its good faith, diligent efforts to obtain any approvals, waivers or other consents of third parties required to consummate the transactions contemplated by this Agreement with respect to a JCS Property, a JCS Partnership or a Tax Credit Partnership. At Closing, the Company will own all Properties and all partnership, membership or other interests in all entities that own Properties or Tax Credit Projects, in each case, as described in the section entitled "The Reorganization" in the Prospectus that is part of the Registration Statement declared effective on June __, 1997 which Properties and interests will be in the condition described in such Registration Statement.

                 4.1.3 COMPLETION OF CONSTRUCTION. If a JCS Property is not fully constructed on the date hereof, JCS shall pursue diligently the lien free completion of construction of such

Property in substantial accordance with its plans and specifications, shall comply in all material respects with all ordinances, regulations and governmental requirements in connection therewith, and shall satisfy all governmental proffers made by it or any predecessor.

                 4.1.4 LIENS. Except with respect to JCS Properties which are Development Properties, JCS shall keep the Property free and clear of all liens, claims or demands, including, but not limited to, mechanics' liens, in connection with work performed and materials provided before the Closing, and if any such lien is filed or levied, JCS shall secure its release on or prior to Closing. Except with respect to JCS Properties which are Development Properties, JCS shall not cause or allow any encumbrance, lien, deed of trust or similar financial lien to be placed against the Property, whether or not recorded, without the prior written consent of the Company.

                 4.1.5 INSURANCE. The JCS Partnerships and TCP's shall maintain all insurance with respect to the JCS Properties and Tax Credit Projects in effect on the date hereof.

                 4.1.6 FURTHER ASSURANCES. JCS, at the request of the Company, shall furnish, execute, and deliver such documents, instruments, certificates, notices, or other further assurances as the Company shall reasonably request as necessary to effect complete consummation of this Agreement and the transactions contemplated by this Agreement.

                 4.2 COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with and for the benefit of the Sellers as follows:

                 4.2.1 CONSENTS. The Company shall use its good faith, diligent efforts to obtain any approvals, waivers or other consents of third parties required to consummate the transactions contemplated by this Agreement with respect to all Properties and Partnerships other than the JCS Properties and JCS Partnerships.

                 4.2.2 RELEASE OF SELLERS; INDEMNIFICATION. The Company shall use its good faith, diligent efforts to obtain the release of Sellers from any and all liability they may have as borrower, guarantor or otherwise under any loan or other agreement relating to any Partnership, Property, TCP or Tax Credit Project. In the event that the Company does not obtain the release of Sellers from all such liabilities, at the Closing, the Company shall enter into an indemnification agreement with the Sellers with respect to such liabilities in the form of Exhibit I attached hereto. Notwithstanding the foregoing, Sellers shall remain liable with respect to environmental matters arising prior to the date of Closing.

       4 .3      SURVIVAL.  The foregoing covenants, representations and
warranties shall survive the Closing without limitation.

                                   SECTION 5

                CONDITIONS TO THE COMPANY'S OBLIGATION TO CLOSE

                 The obligation of the Company to close hereunder shall be subject to the timely satisfaction of the following conditions unless waived by the Company in its sole and absolute discretion:

         5.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by each Seller in this Agreement (including the additional representations and warranties of JCS in Section 4.1 of this Agreement) shall be true in all material respects as of the Closing with the same effect as though such representations and warranties had been made of given at the Closing.

         5.2 COMPLIANCE WITH AGREEMENT. Each Seller shall have performed and complied in all respects with its respective obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing. At Closing, the Company will own all Properties and all partnership, membership or other interests in all entities that own Properties or Tax Credit Projects, in each case as described in the section entitled "The Reorganization" in the Prospectus that is part of the Registration Statement declared effective on June __, 1997 which Properties and interests will be in the condition described in such Registration Statement.

         5.3 PHYSICAL CONDITION. The physical condition of each Property and Tax Credit Projects, including without limitation, the HVAC, plumbing and electrical systems, shall be in the same condition as on the date of this Agreement, ordinary wear and tear and non-material changes excepted, and with respect to the Development Properties, except for such additions to the Improvements as may be contemplated on the date hereof pursuant to the budget and plans and specification previously delivered by Seller to the Company, and there shall be no Hazardous Material existing on, under or about such Property, other than such Hazardous Materials as may be disclosed in the Environmental Reports.

         5.4 TITLE. Title to the Properties shall be good and marketable, subject only to the permitted exceptions set forth in the Title Policies (defined herein). The Partnership Interests and member interests shall be free and clear of all security interests, mortgages, pledges, liens, claims, rights, options, encumbrances, and equities.

         5.5 TITLE POLICY. The Company shall have received from the Title Company, at the Company's expense, an unconditional commitment to issue to the Company at Closing, an owner's title policy on standard ALTA Form B (1970), in form and substance acceptable to the Company with respect to each Property, and subject only to the permitted exceptions (each such title policy shall be referred to herein as a "Title Policy" and collectively, such title policies shall be referred to herein as the "Title Policies").

         5.6 RECEIPT OF OFFERING PROCEEDS. The Registration Statement shall have been declared effective and the Company shall have received the proceeds from the Public Offering.

         5.7 NO CONDEMNATION. There shall be no pending or threatened condemnation or taking of any part of any of the Properties (other than a minor street widening, or other immaterial taking, which, in the Company's reasonable judgment, does not materially adversely affect such Property) or any parking therefor.

         5.8 CONSENTS RECEIVED. The Sellers shall have obtained and furnished to the Company all third party consents and approvals, including all third party partner and lender consents and governmental approvals, if any, necessary to consummate the transactions described herein.

         5.9 STATUS OF PROPERTIES. There shall have occurred no material adverse change in the Properties, including without limitation the level of occupancy of the Properties as of the Closing Date.

         5.10 NO CHANGE IN LAW. No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Authority that
(i) prohibits the consummation of the transactions contemplated hereby or (ii) has a material adverse impact on the Properties or Tax Credit Projects, including without limitation the level of occupancy of the Properties or Tax Credit Projects or the income therefrom, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

         5.11 FURTHER ASSURANCES. Each Seller, at the request of the Company, shall have furnished, executed and delivered such documents, instruments, certificates, notices or other further assurances as the Company shall reasonably request as necessary to effect complete consummation of this Agreement and the transactions contemplated by this Agreement.

         5.12 LICENSES, PERMITS, CO'S, ZONING, ETC. All building permits, certificates of occupancy, business licenses and all other notices, licenses, permits, certificates and authority required as of the Closing Date in connection with the construction, use or occupancy of the JCS Property (other than Development Properties) (i) shall have been obtained and (ii) shall be in full force and effect and in good standing. With respect to each Development Property, there shall be no impediment to the issuance of a certificate of occupancy by the appropriate Governmental Authority upon the completion of the improvements thereon in material compliance with the plans and specifications therefor.

         5.13 ACQUISITION OF INTERESTS OF THIRD PARTIES. As of or concurrently with the Closing, the Company shall have acquired all Third Party Interests. Each Seller will comply with all federal, state and local tax reporting requirements.

                                   SECTION 6

                CONDITIONS TO EACH SELLER'S OBLIGATION TO CLOSE

                 The obligation of each Seller to close hereunder shall be subject to the timely satisfaction of the following conditions in favor of all Sellers unless waived by such Seller in its sole and absolute discretion:

         6.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by the Company in this Agreement shall be true in all material respects as of the Closing with the same effect as though such representations and warranties had been made of given at the Closing.

         6.2 COMPLIANCE WITH AGREEMENT. The Company shall have performed and complied in all respects with its obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing.

         6.3 CONSENTS RECEIVED. Such Seller shall have received all required material third party consents and approvals, including all third party partner and lender consents, required in connection with the transfer of such Seller's Partnership Interests.

         6.4 NO CHANGE IN LAW. No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted , promulgated or enforced by any Governmental Authority that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

         6.5 FURTHER ASSURANCES. The Company, at the request of any Seller, shall have furnished, executed and delivered such documents, instruments, certificates, notices or other further assurances as such Seller shall reasonably request as necessary to effect the complete consummation of this Agreement and the transactions contemplated by this Agreement.

                                   SECTION 7

                                    CLOSING

         7.1 TIME AND PLACE. The Closing shall take place simultaneously and in conjunction with the closing of the Public Offering and the receipt by the Company of the proceeds of the Public Offering, or, in the case of any contributions of interests in partnerships as described in Section 2.1 of this Agreement, on such earlier date as may be agreed upon by the parties.

         7.2 DEPOSIT OF DOCUMENTS IN ESCROW PRIOR TO CLOSING. Prior to or at the Closing, (i) each Seller shall deposit in escrow with the Title Company (the "Title Escrow") all documents or instruments to be delivered by or on behalf of such Seller at Closing pursuant to Section 7.3 hereof, together with mutually agreeable, executed irrevocable escrow instructions (not inconsistent with the terms of this Agreement) as may be necessary or appropriate to consummate the transactions contemplated by this Agreement (the "Irrevocable Instructions"); and (ii) the Company shall deposit in the Title Escrow the instruments and documents required by Section 7.5 hereof, together with the Irrevocable Instructions executed by the Company.

         7.3 SELLER'S DELIVERIES TO THE TITLE ESCROW. Pursuant to the terms hereof, each Seller shall deposit or shall cause to be deposited in the Title Escrow:

                          7.3.1  Two undated counterparts of the Assignment
with respect to each Partnership Interest, the NHO interest and the East Freemont Interest, duly executed by such Seller;

                          7.3.2  Grant, Bargain, Sale Deeds into the Company
for each of the Properties being transferred pursuant to the terms hereof ("Deed");

                          7.3.3  Bills of Sale for the transfer of the personal
property and intangibles being transferred to the Company in connection with each Property;

                          7.3.4  A Declaration of Value to be recorded with
each Deed; and

                          7.3.5  Any other documents, transfer taxes,
instruments or agreements and terms which may be required by the terms of the Irrevocable Instructions.

         Title Company hereby is authorized to use the foregoing documents and instruments to close the Title Escrow only in compliance with the Irrevocable Instructions and otherwise only if and when Title Company holds documents to be delivered by the Company through the Title

Escrow pursuant to Section 7.5 hereof if Title Company has not received any notice delivered pursuant to Section 7.8 hereof.

                 7.4 SELLERS' DELIVERY OUTSIDE THE TITLE ESCROW AT CLOSING. At the Closing, each Seller shall deliver or shall cause to be delivered the following to the Company or its designee outside of the Title
Escrow:

                          7.4.1  The consents of any third parties with respect
to a JCS Property or a JCS Partnership;

                          7.4.2  Any consents of lender obtained by Seller in
connection with the transactions contemplated hereby;

                          7.4.3  All original Subordinated Dividend Notes
issued to such Seller, which shall for each Seller be in the aggregate amount set forth in Exhibit E hereto; and

                          7.4.4  Any other documents, transfer taxes,
instruments or agreements and items which the Company may reasonably request to carry out the intent of this Agreement.

         7.5 COMPANY'S DELIVERIES TO THE TITLE ESCROW. Pursuant to the terms hereof, the Company shall deposit in the Title Escrow two undated counterparts of the Assignment with respect to each Partnership Interest, duly executed by the Company, and such documents and instruments as may be necessary to place title to any Property in the Company and to allow the Title Company to issue the Title Policy, if any, required by the Company with respect to any Property requiring same. The Title Company hereby is authorized to use said instruments and documents to close the Title Escrow only if and when: (i) Title Company holds for the Company the items required by Section 7.3 hereof from each Seller, (ii) Title Company can and will issue the Title Policies concurrently with the Closing, and (iii) Title Company has not received any notice delivered pursuant to Section 7.8 hereof.

         7.6 THE COMPANY'S DELIVERY OUTSIDE THE TITLE ESCROW AT CLOSING. At the Closing, the Company shall deliver or shall cause to be delivered to each Seller or its designee outside of the Title Escrow (i) the certificates representing the number of shares of Common Stock, Scrip and Warrants such Seller is entitled to receive as set forth in Section 2.2 hereof, (ii) the amount of cash such Seller entitled to receive as set forth in Section 2.2 hereof, and (iii) all other instruments required of the Company hereunder.

         7.7 EXPENSES. At the Closing, all revenues and charges relating to a Property and/or the transfer of such Property and including any recording charges, current installments of real and personal property taxes or utility, license, permit, service, contractual or other amounts payable or receivable generally as a customary proration in transfers of real property shall be paid by the Company.

         7.8 CLOSE OF ESCROW. Provided that Title Company shall have notified the Company and each Seller of its intention to proceed with the Closing and thereafter the Title Company shall have received no written notice prior to the Closing from the Company or any Seller of the failure of any condition to the Closing running in favor of the Company or such Seller, as the case may be, or of the termination of the Title Escrow, the Title Company shall proceed with the

Closing if and when the Company and each Seller have deposited into the Title Escrow the items required by this Agreement and Title Company can and will issue the Title Policies concurrently with the Closing and can and will comply with the Irrevocable Instructions. Upon the Closing, Title Company shall date, as of the Closing, all undated documents deposited in the Title Escrow and shall:

                 7.8.1 On behalf of each Seller, deliver to the Company a fully executed original of each of the items set forth in Section 7.2 hereof.

                 7.8.2 On behalf of the Company, deliver to each Seller a fully executed original of the Assignment with respect to each Partnership Interest.

                 7.8.3  Deliver the Title Policies to the Company.

         7.9     POST-CLOSING COVENANTS.

                 (a) After the Closing, each Seller, at the request of the Company, shall furnish, execute and deliver such documents, instruments, certificates, notices or other further assurances as the Company shall reasonably request as necessary to effect complete consummation of this Agreement.

                                   SECTION 8

                  FAILURE OF ANY PARTY TO PERFORM; TERMINATION

         8.1 COMPANY'S REMEDIES. If any Seller shall default in the performance of its obligation under this Agreement to contribute its Partnership Interest, NHO Interest or East Freemont Interest to the Company, then the Company shall have the right to either (i) institute an action against such Seller for all damages suffered by the Company, including without limitation, the loss of its bargain, or (ii) institute an action for specific performance to enforce such Seller's obligation under this Agreement to convey title to such Seller's Partnership Interest, NHO Interest or East Freemont Interest, as the case may be, and for incidental damages.

         8.2 TERMINATION. If the Closing has not occurred on or prior to the Outside Closing Date, any party not in default with respect to its obligations hereunder may terminate this Agreement as it affects such party, and such terminating party shall no longer have any obligation to any other party to this Agreement, under this Agreement or any document or instrument executed or delivered in connection herewith, except for those obligations expressly stated herein to survive termination.

                                   SECTION 9

                                   NO BROKERS

                 Each Seller represents and warrants to the Company that no broker has acted for it in connection with this Agreement or the transactions contemplated by this Agreement. Each Seller will indemnify, defend and holder the Company harmless from any claim by any broker, agent or finder purporting to have acted on behalf of such Seller. The Company represents and warrants to each Seller that no broker has acted for it in connection with this

Agreement or the transactions contemplated by this Agreement. The Company will indemnify, defend and holder each Seller harmless from any claim by any broker, agent or finder purporting to have acted on behalf of the Company. The foregoing indemnification shall survive that termination of this Agreement.

                                   SECTION 10

                               GENERAL PROVISIONS

         10.1 NOTICES. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be personally delivered (by commercial courier or otherwise) or sent by telecopy receipt of which is confirmed or sent first class mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:


If to the Company:

                          Saxton Incorporated
                          5440 West Sahara Avenue, Third Floor
                          Las Vegas, Nevada  89102
                          Attention:  Mr. James C. Saxton, President
                          Telecopier:  (702) 221-1127
                          Telephone:  (702) 221-1111

                          with a copy to:

                          Theodore H. Latty, Esq.
                          Hughes Hubbard & Reed LLP
                          350 South Grand Avenue
                          Los Angeles, California  90071-3442
                          Telecopier:  (213) 613-2950
                          Telephone:  (213) 613-2808

If to a Seller:

                          Addressed to such Seller
                          c/o Saxton Incorporated
                          5440 West Sahara Avenue, Third Floor
                          Las Vegas, Nevada  89102
                          Attention:  Mr. James C. Saxton, President
                          Telecopier:  (702) 221-1127
                          Telephone:  (702) 221-1111

         Notices and other communications shall be deemed delivered, (i) in the case of personal delivery, on the date of their receipt at the address(es) specified above for delivery, (ii) in the case of a telecopy, upon confirmation of its receipt, and (iii) in the case of mail, at the earlier of the time of receipt or five (5) days after the mailing thereof. Any payments required to be made pursuant to this Agreement shall be made and delivered in person or by mail in the same manner as provided above for notices and other communications. Any party may change its address for the giving of notices, other communications and payments by notice given in accordance with this Section.

         10.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors, legal representatives and assigns. No party to this Agreement shall have the right to assign any of its benefits hereunder without the written consent of the other parties, which consent may be granted or withheld in such party's sole discretion.

         10.3 SEVERABILITY. The provisions of this Agreement shall be deemed severable. If any provision hereof shall be found invalid, illegal, void or unenforceable, in whole or in part, the remaining provisions or portions thereof shall remain in full force and effect to the maximum extent permissible. To the maximum extent permitted by applicable law, each party hereby waives any provision of law which renders any provision of this Agreement invalid, illegal, void or unenforceable.

         10.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS OR CHOICE OF LAW RULES OR LAWS OF SUCH JURISDICTION.

         10.5 FORUM SELECTION. THE PARTIES AGREE THAT ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE COMMENCED IN A STATE OR FEDERAL COURT OF OR IN CLARK COUNTY, NEVADA, WHICH THE PARTIES AGREE IS THE SOLE AND EXCLUSIVE VENUE FOR THE CONVENIENCE OF THE PARTIES FOR PURPOSES OF THIS AGREEMENT, AND EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION AND VENUE OF SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND WAIVES ANY RIGHT THAT IT MAY NOW OR HEREAFTER HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, EXCEPT THAT EACH PARTY RETAINS WHATEVER RIGHT IT MAY HAVE TO REMOVE SUCH SUIT, ACTION OR PROCEEDING TO THE FEDERAL COURT SITTING IN CLARK COUNTY, NEVADA.

         10.6 ATTORNEYS' FEES AND COSTS. If any litigation or other proceeding between or among the parties is commenced in connection with or related to this Agreement, the losing party shall pay the reasonable attorneys' fees and costs and expenses of the prevailing party or parties incurred in connection therewith.

         10.7 ENTIRE AGREEMENT; MODIFICATION. This Agreement, including the exhibits and schedules hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and agreements with respect to the subject matter hereof. This Agreement may be modified only by an instrument in writing duly executed by the party sought to be bound by such modification.

         10.8 WAIVERS. No breach of any covenant, condition, agreement, warranty or representation made herein shall be deemed waived unless expressly waived in writing by the party who might assert such breach. Any such waiver may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any such waiver may be conditional. No such waiver shall be deemed to be a waiver of any other matter, whenever occurring and whether identical, similar or dissimilar to the matter waived.

         10.9 FURTHER ASSURANCES. Each party agrees promptly to execute and deliver such documents and to do such other acts as may be requested by any other party and are in the reasonable judgment of the requesting party necessary or appropriate to effectuate the purposes of this Agreement.

         10.10 HEADINGS; GENDER; NUMBER. The headings of the sections and subsections herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement. As used herein and as the context requires, a reference to the male, female or neutral gender includes a reference to each other gender, and a reference to the singular or plural number includes a reference to the other number.

         10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed to constitute an original.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


SAXTON INCORPORATED



By:
   ----------------------------------------
         James C. Saxton, President

"SELLERS"





-------------------------------------------
         James C. Saxton




-------------------------------------------
         Dorothy J. Saxton




-------------------------------------------
         Michele Saxton-Pori




-------------------------------------------
         Lee-Ann Saxton




-------------------------------------------
         James C. Saxton II

                                   EXHIBIT A

               To Asset Contribution and Reorganization Agreement

                                                                  Description of                          Common Name
                           Name of Seller                      Contributed Property                    of Real Property
                   -----------------------------           ----------------------------            ------------------------
                 James C. Saxton (JCS)               35% GP Interest in SNIC II                GSA Office Building
                                                                                               Sahara Vista I
                                                                                               Sahara Decatur Retail
                                                                                               Sahara Vista II Land
                                                                                               Andrews Land

                                                     10% LP Interest in Novex                  Flamingo Pt
                                                                                               Nellis Express
                                                                                               Nellis and Stewart
                                                                                               1650 E Flamingo Land
                                                                                               Regency Plaza Land
                                                                                               Regency Land

                                                     10.5 % LP Interest in LRC(1)
                                                                                               Levitz Furniture
                                                                                               Furniture Exp
                                                                                               Woody's
                                                                                               Levitz III Land

                                                     50% GP Interest in R&D Properties         Arcata

                                                     50% GP Interest in Eisenberg & Saxton
                                                                                               Arbor Court
                                                                                               Taco Bell

                 Dorothy J. Saxton (DJS)             35% GP Interest in SNIC II                GSA Office Building
                                                                                               Sahara Vista I
                                                                                               Sahara Decatur Retail
                                                                                               Sahara Vista II Land
                                                                                               Andrews Land

                                                     10% LP Interest in Novex                  Flamingo Pt
                                                                                               Nellis Express
                                                                                               Nellis and Stewart
                                                                                               1650 E Flamingo Land
                                                                                               Regency Plaza Land

-------------
(1) LRC holds a 66% general partner interest Levitz Plaza Limited Partnership which in turn owns the real property indicated.

                                                                  Description of                          Common Name
                           Name of Seller                      Contributed Property                    of Real Property
                   -----------------------------           ----------------------------            ------------------------
                                                                                               Regency Land

                                                     10.5% LP Interest in LRC                  Levitz Furniture
                                                                                               Furniture Exp
                                                                                               Woody's
                                                                                               Levitz III Land

                 Michelle Saxton-Pori (MSP)          10% LP Interest in SNIC II                GSA Office Building
                                                                                               Sahara Vista I
                                                                                               Sahara Decatur Retail
                                                                                               Sahara Vista II Land
                                                                                               Andrews Land

                                                     3% LP Interest in LRC                     Levitz Furniture
                                                                                               Furniture Exp
                                                                                               Woody's
                                                                                               Levitz III Land

                 Lee-Ann Saxton (LAS)                10% LP Interest in SNIC II                GSA Office Building
                                                                                               Sahara Vista I
                                                                                               Sahara Decatur Retail
                                                                                               Sahara Vista II Land
                                                                                               Andrews Land

                                                     3% LP Interest in LRC                     Levitz Furniture
                                                                                               Furniture Exp
                                                                                               Woody's
                                                                                               Levitz III Land

                 James C. Saxton II (JCSII)          10% LP Interest in SNIC II                GSA Office Building
                                                                                               Sahara Vista I
                                                                                               Sahara Decatur Retail
                                                                                               Sahara Vista II Land
                                                                                               Andrews Land

                                                     3% LP Interest in LRC                     Levitz Furniture
                                                                                               Furniture Exp
                                                                                               Woody's
                                                                                               Levitz III Land

                                  EXHIBIT B-1

                              OPERATING PROPERTIES

                              (LEGAL DESCRIPTIONS)

                                  EXHIBIT B-2

                             DEVELOPMENT PROPERTIES

                              (LEGAL DESCRIPTIONS)

                                   EXHIBIT C

               To Asset Contribution and Reorganization Agreement


East Freemont II Limited Partnership, a Nevada limited partnership

Paseo del Prado Limited Partnership, a Nevada limited partnership

Saratoga Palms North II Limited Partnership, a Nevada limited partnership

                                   EXHIBIT D

               To Asset Contribution and Reorganization Agreement


                 Tax Credit Partnership                                    Tax Credit Project
              ----------------------------                          -------------------------------
 East Freemont Group Limited Partnership                 Saratoga Palms East I Apartments

 East Freemont II Limited Partnership                    Saratoga Palms East II Apartments

 Paseo del Prado Limited Partnership                     Paseo del Prado Apartments

 Saratoga Palms North II Limited Partnership             Saratoga Palms North II Apartments

                                  EXHIBIT E

              To Asset Contribution and Reorganization Agreement




                                                      Amount Owed by
                                                    Company to Seller
                                           -------------------------------------

                        Amount Owed by     Amount Represented
                      Seller to Company            by
                        ("Stockholder         Subordinated
         Seller            Loans")           Dividend Notes           Other
         ------       -----------------    ------------------         -----
James C. Saxton           $267,934.76         $2,826,894.70       $695,443.00

Dorothy J. Saxton                 -0-          2,826,894.70              -0-

Michele Saxton-Pori        162,202.92            807,684.20              -0-

Lee-Ann Saxton             159,179.60            807,684.20              -0-

James C. Saxton II         137,903.30            807,684.20              -0-
                          -----------         -------------       -----------

                          $727,220.58         $8,076,842.00       $695,443.00

                                 EXHIBIT F-1

              To Asset Contribution and Reorganization Agreement



              Assignment and Assumption of Partnership Interests


      FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, the undersigned _________ [the applicable persons or entities, owning the individual partnerships (collectively, "Assignor") hereby transfers, conveys and assigns to SAXTON INCORPORATED, a Nevada corporation ("Assignee"), all right, title and interest in and to Assignors' [applicable, general or limited] partnership interest in ______________, a Nevada ([applicable limited or general] partnership (the "Partnership"), including, without limitation, all of Assignors' rights to any share of the profits, rights to receive distributions or other compensation or the return of Assignor's contributions (the "Partnership Interest").

      TO HAVE AND TO HOLD THE SAME FOREVER,

      Assignor hereby represents and warrants to Assignee that (a) Assignor is the sole legal and equitable owner of the Partnership Interest, (b) the Partnership Interest has not been previously conveyed, assigned, pledged, encumbered or otherwise hypothecated in any manner, (c) the Partnership Interest is not subject to any charging order or similar attachment, and (d) neither Assignor nor the Partnership Interest are the subject of any bankruptcy, reorganization or receivership proceeding.

      By acceptance hereof, Assignee hereby expressly assumes and shall pay or cause to be paid or otherwise discharged all liabilities and obligations for which Assignor is liable or obligated with respect to such Partnership Interest being transferred to Assignee hereof and agrees as to such obligations so arising to indemnify and hold Assignor harmless from and against all loss, cost, damage, expense or liability, including attorneys fees, arising therefrom and from any act, obligation or omission of Assignee in connection therewith

      The Assignor is hereby withdrawing as partner of the Partnership and the Assignee is hereby substituted as a substitute partner thereof for all purposes.

      This Assignment and Assumption of Partnership Interests and the obligations of the parties hereunder, shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this instrument effective this ___ day of __________, 1997.


ASSIGNOR                                ASSIGNEE:
                                        SAXTON INCORPORATED


______________________________          By:____________________________
                                             James C. Saxton
                                             President
______________________________


______________________________

                                 EXHIBIT F-3

              To Asset Contribution and Reorganization Agreement


           Assignment and Assumption of the East Freemont Interest


      FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, the undersigned James C. Saxton ("Assignor") hereby transfers, conveys and assigns to SAXTON INCORPORATED, a Nevada corporation ("Assignee"), all right, title, and interest in and to Assignor's general partner interest in East Freemont Group Limited Partnership, a Nevada limited partnership ("East Freemont") including, without limitation, all of Assignor's' rights to any share of the profits, rights to receive distributions or other compensation or the return of Assignor's contributions (the "East Freemont").

      TO HAVE AND TO HOLD THE SAME FOREVER,

      Assignor hereby represents and warrants to Assignee that (a) Assignor is the sole legal and equitable owner of the East Freemont Interest, (b) the East Freemont nterest has not been previously conveyed, assigned, pledged, encumbered or otherwise hypothecated in any manner, (c) the East Freemont Interest is not subject to any charging order or similar attachment, and (d) neither Assignor, nor to the best of Assignor's knowledge, the East Freemont Interest are the subject of any bankruptcy, reorganization or receivership proceeding.

      By acceptance hereof, Assignee hereby expressly assumes and shall pay or cause to be paid or otherwise discharged all liabilities and obligations for which Assignor is liable or obligated with respect to such member Interest being transferred to Assignee hereof and agrees as to such obligations so arising to indemnify and hold Assignor harmless from and against all loss, cost, damage, expense or liability, including attorneys fees, arising therefrom and from any act, obligation or omission of Assignee in connection therewith

      The Assignor is hereby withdrawing as a member of the East Freemont Interest and the Assignee is hereby substituted as a substitute member thereof for all purposes.

      This Assignment and Assumption of the East Freemont Interest and the obligations of the parties hereunder, shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this instrument effective this ___ day of __________, 1997.


ASSIGNOR:                               ASSIGNEE:
                                        SAXTON INCORPORATED


________________________                By:_________________________
James C. Saxton                            James C. Saxton, President

                                  EXHIBIT G

              To Asset Contribution and Reorganization Agreement


    Partnership              Third Party Partner       Description of Interest Held
    -----------              -------------------       ----------------------------
Levitz Plaza Limited         Robert Mendenhall         20% limited partner
Partnership                                            interest
                             Paul Eisenberg
                                                       14% limited partner
                                                       interest

R&D Partners                 Las Vegas Paving Co.,     50% general partner
                             Inc.                      interest

Sahara West                  Americana One             50% general partner
                                                       interest

Saxton Properties Limited    Horace Saxton             1% limited partner
Partnership                                            interest

                                    EXHIBIT H

               To Asset Contribution and Reorganization Agreement

               [Previously filed on June 9, 1997 as Exhibit 4.3 to
                   Amendment No. 1 to Registration Statement]

                                  EXHIBIT I

              To Asset Contribution and Reorganization Agreement

                         INDEMNIFICATION AGREEMENT


      This Indemnification Agreement is made as of June _____, 1997 by and between SAXTON INCORPORATED., a Nevada corporation (the "Company"), and those persons and entities listed on Exhibit "A" attached hereto (such persons and entities shall be referred to herein collectively as the "Indemnitee").


            WHEREAS, Section 4.2. of the Asset Contribution and Reorganization Agreement (the "Agreement") provides that the Company shall indemnify the Indemnitee from any and all liability that Indemnitee may have as a borrower, guarantor or otherwise under any loan or other agreement relating to any Partnership, Property, TCP, or Tax Credit Project (as such terms are defined in the Agreement) in the event the Company does not obtain a release of Indemnitee from such liabilities; and

            WHEREAS, in view of the foregoing and in recognition of the Indemnitee's need for protection against such liability, the Company wishes to provide in this Agreement for the indemnification of Indemnitee as set forth in this Agreement.

            NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees as follows:

      SECTION 1. GENERAL RIGHT TO INDEMNIFICATION. The Company shall indemnify the Indemnitee in the event that the Indemnitee is a party or is involved (as a witness or otherwise) in or otherwise requires representation by counsel in connection with any claim, action, suit, proceeding or inquiry (collectively, "Claims") by reason of the fact that Indemnitee is or may at any time sustain or incur by reason of or in consequence of any liability that the Indemnitee may have as a borrower, guarantor or otherwise under any loan or other agreement or relating to any of the Indemnitee's right, title or interest, as a general or limited partner, as the case may be, in and to the Partnerships (described in the Agreement) or any of the Properties (described in the Agreement); and Indemnitee shall be indemnified and held harmless by the Company against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by any Indemnitee in connection therewith. In addition, the Company shall pay, reimburse or make good on any liabilities that any Indemnitee may have or any Claim brought or instituted in connection with any Tax Credit Partnership or any Tax Credit Project (as such terms are defined in the Agreement). The Company hereby waives all claims in respect hereof and as a result of any of the foregoing against the Indemnitees and/or James C. Saxton.

      SECTION 2. NO INDEMNIFICATION RIGHTS. The Company shall indemnify Indemnitee unless it is established that; the act or omission of Indemnitee was material to the matter giving rise to the proceeding; and was committed in bad faith; or was the result of active and deliberate dishonesty; or the Indemnitee actually received an improper personal benefit in money, property, or services; or in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.

      SECTION 3. INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF SUCCESSFUL PARTY. To the extent that the Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim covered by this Agreement, or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all costs, charges and expenses, including attorneys' fees, actually and reasonably incurred by the Indemnitee or on Indemnitee's behalf in connection therewith.

      SECTION 4. NOTICE TO COMPANY. The Indemnitee must provide prompt written notice to the Company of any Claim in connection with which the Indemnitee may assert a right to be indemnified hereunder.

      SECTION 5. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

      SECTION 6. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

      SECTION 7. AMENDMENTS. This Agreement may not be amended without the agreement in writing of the Company and the Indemnitee.

      SECTION 8. SAVINGS CLAUSE. If this Agreement or any portion hereof shall be deemed invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      SECTION 9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective estate, heirs, executors, administrators, successors and assigns.

      SECTION 10. GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada.

      IN WITNESS WHEREOF, this Agreement has been executed by the parties thereto, and in the case of the Company, by a duly authorized officer thereof on its behalf.


                               SAXTON INCORPORATED


                               By:______________________________
                                  James C. Saxton, President

                                  EXHIBIT J

              To Asset Contribution and Reorganization Agreement


          Partnership                  Name            Description of Interest Held
          -----------                  ----            ----------------------------
          SNIC II                 James C. Saxton                35%
                                 Dorothy J. Saxton               35%
                                  Michele S. Pori                10%
                                  Lee-Ann Saxton                 10%
                                James C. Saxton III              10%


       R&D Properties             James C. Saxton                50%
                                 Las Vegas Paving                50%

                                  EXHIBIT K

              To Asset Contribution and Reorganization Agreement